UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
EVERBANK FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	90-0615674 (IRS Employer Identification No.)

501 Riverside Ave. Jacksonville, Florida (Address of principal executive offices)	32202 (Zip Code)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common stock, par value $0.01 per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: File No. 333-169824
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.
     The description of the common stock, $0.01 par value per share, of EverBank Financial Corp (the “Registrant”) is incorporated herein by reference to the section captioned “Description of Our Capital Stock” in the prospectus constituting a part of the Registration Statement on Form S-1, as amended (the “Registration Statement”), first filed by the Registrant pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission on October 8, 2010. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed incorporated herein by reference, and shall supersede in its entirety all previous preliminary prospectuses and other prospectuses included in the Registration Statement.

Item 2.	Exhibits.
     Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 30, 2012	EverBank Financial Corp
/s/ Thomas A. Hajda
	Name:	Thomas A. Hajda
	Title:	Executive Vice President and General Counsel